As filed with the Securities and Exchange Commission on May 12, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ambiq Micro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27 - 1911389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6500 River Place Blvd., Building 7 Suite 200, Austin, Texas	78730
(Address of Principal Executive Offices)	(Zip Code)

Ambiq Micro, Inc. 2025 Equity Incentive Plan

Ambiq Micro, Inc. 2025 Employee Stock Purchase Plan

(Full titles of the plans)

Fumihide Esaka

Chief Executive Officer

Ambiq Micro, Inc.

6500 River Place Blvd., Building 7

Suite 200 Austin, Texas 78730

(Name and address of agent for service)

(512) 879-2850

(Telephone number, including area code, of agent for service)

Copies to:

Christina T. Roupas

Courtney M.W. Tygesson

Michael Platt

Alaina DeBona

Cooley LLP

110 North Wacker Drive, Suite 4200

Chicago, Illinois 60606

Tel: (312) 881-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Ambiq Micro, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 1,282,184 shares of the Registrant’s common stock, comprising (i) 915,846 shares of common stock to be issued pursuant to the Registrant’s 2025 Equity Incentive Plan (the “2025 Plan”), under the provisions of the 2025 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2025 Plan on January 1, 2026, and (ii) 366,338 shares of common stock to be issued pursuant to the Registrant’s 2025 Employee Stock Purchase Plan (the “2025 ESPP”), under the provisions of the 2025 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2025 ESPP on January 1, 2026.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	The contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-289133), filed with the Commission on July 31, 2025;

(b)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 5, 2026 (File No. 001-42766);

(c)

The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December  31, 2025 from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 22, 2026;

(d)	The Registrant’s Current Report on Form 8-K filed with the Commission on January 8, 2026 (File No. 001-42766);

(e)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 25, 2025 (File No. 001-42766) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 5, 2026; and

(f)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the Commission on May 12, 2026.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Ambiq Micro, Inc.	8-K	001-042766	3.1	July 31, 2025

4.2	Amended and Restated Bylaws of Ambiq Micro, Inc.	S-1/A	333-288497	3.6	July 21, 2025

4.3	Form of Common Stock Certificate of the Registrant.	S-1	333-288497	4.1	July 3, 2025

5.1*	Opinion of Cooley LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	2025 Equity Incentive Plan.	S-1/A	333-288497	10.7	July 21, 2025

99.2	Forms of Stock Option Grant Notice, Stock Option Agreement, and Notice of Exercise under the 2025 Equity Incentive Plan.	S-1/A	333-288497	10.8	July 21, 2025

99.3	Forms of Restricted Stock Unit Award Grant Notice and Award Agreement under the 2025 Equity Incentive Plan.	S-8	333-289133	99.7	July 31, 2025

99.4	2025 Employee Stock Purchase Plan.	S-8	333-289133	99.8	July 31, 2025

107*	Filing fee table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 12, 2026.

AMBIQ MICRO, INC.

/s/ Fumihide Esaka
Fumihide Esaka
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fumihide Esaka and Jeff Winzeler and each of them, as his or her true and lawful attorney-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fumihide Esaka	Chief Executive Officer and Director	May 12, 2026
Fumihide Esaka	(Principal Executive Officer)

/s/ Jeffrey G. Winzeler	Chief Financial Officer	May 12, 2026
Jeffrey G. Winzeler	(Principal Financial and Accounting Officer)

/s/ Scott Hanson, Ph.D.	Director	May 12, 2026
Scott Hanson, Ph.D.

/s/ Wen Hsieh, Ph.D.	Director	May 12, 2026
Wen Hsieh, Ph.D.

/s/ Ker Zhang, Ph.D.	Director	May 12, 2026
Ker Zhang, Ph.D.

/s/ Joseph Tautges	Director	May 12, 2026
Joseph Tautges

/s/ Timothy Chen	Director	May 12, 2026
Timothy Chen

/s/ Bernard B. Banks, Ph.D.	Director	May 12, 2026
Bernard B. Banks, Ph.D.